UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018
StarTek, Inc.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 E. Maplewood Ave., Suite 100, Greenwood Village, CO 80111
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously disclosed, StarTek, Inc. (the “Company”), is a party to that certain Transaction Agreement, dated March 14, 2018, as amended on July 3, 2018 (the “Transaction Agreement”), by and among the Company, CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “Aegis Stockholder”) and CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Aegis”), pursuant to which the Company agreed to acquire all of the outstanding capital stock of Aegis from the Aegis Stockholder, in exchange for the issuance of 20,600,000 shares of the common stock of the Company, par value $.01 per share (the “Common Stock”) to the Aegis Stockholder, and in addition, the Aegis Stockholder agreed to purchase additional newly issued shares of our common stock at a price of $12.00 per share for an additional payment of $2,000,000. The transactions contemplated by the Transaction Agreement are referred to herein as the “Aegis Transactions.”
Item 1.01. Entry into a Material Definitive Agreement

Stockholders Agreement

On July 20, 2018, in connection with the consummation of the Aegis Transactions, the Company and the Aegis Stockholder entered into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which the Company and the Aegis Stockholder agreed to, among other things: (i) certain rights, duties and obligations of the Aegis Stockholder and the Company as a result of the transactions contemplated by the Transaction Agreement and (ii) certain aspects of the management, operation and governance of the Company after consummation of the Aegis Transactions. As a result of the consummation of the Aegis Transactions, the Aegis Stockholder now owns approximately 55% of the common stock of the Company.

The Stockholders Agreement outlines various corporate governance matters including board composition, director nomination rights and committees of the Company’s Board of Directors (the “Board”) after consummation of the Aegis Transactions. It provides that the Board shall consist of nine members comprised initially of (i) five directors (including the chairman), to be designated by the Aegis Stockholder (the “Aegis Stockholder Directors”), (ii) the Company’s chief executive officer, and (iii) three independent directors, reasonably acceptable to the Aegis Stockholder (the “Non-Stockholder Directors”) and that if the Aegis Stockholder does not initially designate all five of the Aegis Stockholder Directors, it shall have the right to fill any vacancy at any time. This Board composition shall continue so long as the Aegis Stockholder or its affiliates own 50% or more of the outstanding shares of the Company’s common stock. If the Aegis Stockholder’s ownership falls below 50%, the Aegis Stockholder shall designate (i) four directors so long as it owns 35% or more, but less than 50%, (ii) three directors, so long as it owns 25% or more, but less than 35%; (iii) two directors, so long as it owns 15% or more, but less than 25%; and (v) one director, so long as it owns 10% or more, but less than 15%. If the Aegis Stockholder ceases to beneficially own the minimum percentage of outstanding shares of the Company’s common stock necessary to nominate the corresponding number of Aegis Stockholder Directors, the Aegis Stockholder shall cause the necessary number of the Aegis Stockholder Directors to offer to resign from the Board, so that the number of the Aegis Stockholder Directors is consistent with the Aegis Stockholder’s ownership percentage.

If the size of the Board is increased or decreased, the Aegis Stockholder shall have the right to designate one or more directors to the Board such that the total number of Aegis Stockholder Directors shall be proportional to the number set forth in the preceding paragraph. In the event of a vacancy on the Board for a Non-Stockholder Director, the Governance and Nominating Committee shall have the sole right to fill such vacancy or designate a person for nomination, such person to be reasonably acceptable to the Aegis Stockholder. In the event of a vacancy on the Board for an Aegis Stockholder Director, the vacancy of which was not caused by the resignation of a director pursuant to the Aegis Stockholder’s change in ownership, the Board is to fill the vacancy with a substitute Aegis Stockholder Director.

The Company shall avail itself of all “controlled company” exceptions to the corporate governance listing rules of the New York Stock Exchange (“NYSE”) for so long as the Aegis Stockholder owns more than 50% of the voting power for the election of directors, and thereafter the Company and the Aegis Stockholder shall take all necessary actions to comply with the corporate governance listing rules of the NYSE. The committees of the Board will include an Audit Committee consisting of three Non-Stockholder Directors, as well as a Compensation Committee and a Governance and Nominating Committee, each consisting of three directors, including at least one Non-Stockholder Director. The number of Non-Stockholder Directors on all other committees is required to be proportional to the number of Non-Stockholder Directors on the Board; provided that each such committee shall have at least one Non-Stockholder Director.

Pursuant to the Stockholders Agreement, the Company renounces the expectation of corporate opportunities other than those expressly offered to a Aegis Stockholder Director or their affiliates solely in, and as a direct result of, their capacity as director of the Company. The Aegis Stockholder is required to (and will cause its affiliates to) maintain the confidentiality of and not use or otherwise exploit for its own or any third party’s benefit, any of the Company’s confidential information. To the extent permitted by NYSE rules, and for so long as the Aegis Stockholder owns 50% or more of the Company’s outstanding common stock, the Aegis Stockholder shall have a right to purchase its pro rata portion of any securities the Company may propose to issue apart from any Excluded Securities (as defined in the Stockholders’ Agreement).

The Company agrees to keep accurate books, records and accounts and for so long as the Aegis Stockholder owns 10% or more of the outstanding shares of the Company’s common stock, (a) permit the Aegis Stockholder and its designated representatives reasonable access to the books and records of the Company and to discuss the affairs, finances and condition of the Company with the Company’s officers and (b) provide reasonable access to (i) the Company’s auditors and officers, (ii) copies of all materials provided to the Board, (iii) the Company’s appropriate officers and directors and (iv) operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its subsidiaries.

The Stockholders Agreement also includes provisions regarding registration rights. The Company has agreed that the Aegis Stockholder and any subsidiary of the Aegis Stockholder that holds registrable securities shall have the right to make no more than four demands for the registration of registrable securities then held by such stockholders. The Company has also agreed to provide customary piggyback registration rights to the Aegis Stockholder. The Aegis Stockholder and any subsidiary of the Aegis Stockholder that holds registrable securities may require the Company to file a Form S-3 relating to the offer and sale of registrable securities then held by such stockholders. The Stockholders Agreement requires the Aegis Stockholder and any subsidiary of the Aegis Stockholder that holds registrable securities to enter into customary agreements restricting the sale or distribution of certain company securities to the extent required by the lead managing underwriter(s) with respect to certain underwritten securities offerings in which the Aegis Stockholder or such subsidiary participates.

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 20, 2018, the Company completed the previously announced acquisition of all of the issued and outstanding shares of capital stock of Aegis from the Aegis Stockholder in exchange for the issuance of 20,600,000 shares of the Common Stock in the Aegis Transactions. Concurrently, the Aegis Stockholder purchased 166,667 newly issued shares of the Common Stock at a price of $12 per share for a total cash payment of $2,000,000. There was no further adjustment of shares of the Common Stock. As a result of the consummation of the Aegis Transactions, the Aegis Stockholder now holds 20,766,667 shares of the Common Stock, which is equivalent to approximately 55% of the total Common Stock. The issuance of the Common Stock is exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Securities Act”) and such shares of common stock will be issued to the Aegis Stockholder, who has represented that it is an accredited investor, as defined in Regulation D under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

The above description of the Aegis Transactions and the Transaction Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Transaction Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on March 15, 2018, and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under Item 2.01 of this Current Report on Form 8-K with respect to the issuance and sale of shares of the Common Stock to the Aegis Stockholder is incorporated into this Item 3.02 by reference.

Item 5.01. Changes in Control of Registrant

The information set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K with respect to the issuance and sale of shares of Common Stock to the Aegis Stockholder is incorporated into this Item 5.01 by reference.

As a result of the consummation of the Aegis Transactions, the Aegis Stockholder now owns approximately 55% of the Common Stock of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2018, in connection with the consummation of the Aegis Transactions, each of Chad Carlson and Jack D. Plating voluntarily resigned as members of the Board and any committee on which they served. Mr. Plating served on the Compensation Committee as chairman and as a member of the Audit Committee and the Governance and Nominating

Committee until his resignation. Mr. Plating’s and Mr. Carlson’s resignations are in connection with the consummation of the Aegis Transactions and are not the result of any disagreement with the policies, practices or procedures of the Company.

In connection with the consummation of the Aegis Transactions, the Board appointed Mr. Carlson as Chief Innovation Officer of the Company. Mr. Carlson is expected to continue with the Company in the role of Chief Innovation Officer until January 20, 2019. In connection with his appointment as Chief Innovation Officer (CIO), Mr. Carlson entered into an amendment to his current employment agreement pursuant to which (i) he will continue to receive his current cash compensation while CIO, with the target bonus prorated for the CIO term and payable on August 3, 2018 and (ii) he will be entitled to receive the change of control severance benefits upon the earlier of (a) his separation of service for any reason from StarTek and (b) March 15, 2019. The foregoing summary of the amendment does not purport to be complete and is subject to, and qualified in its entirety by the full text of the amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On July 20, 2018, in connection with the consummation of the Aegis Transactions, the Board appointed Mr. Lance Rosenzweig as President and Global Chief Executive Officer.

Mr. L. Rosenzweig, age 54, has been serving on the board of directors of Boingo Wireless, a leading WiFi and DAS provider since July 2014, and of Quality Systems, Inc., a leading healthcare IT and revenue cycle management company, since May 2012. From 2015 through 2016, Mr. L. Rosenzweig was an Operating Executive of Marlin Operations Group, working with Marlin Equity Partners, a global investment firm, where he served as Chairman of the board of Duncan Solutions and GiftCertificates.com and Chairman of the board and interim Chief Executive Officer of Domo Tactical Communications. Mr. L. Rosenzweig served as the Chief Executive Officer and President, Global Markets for Aegis USA, Inc., a leading business process outsourcing company with over 18,000 employees, from 2013 through the company’s sale in 2014. Mr. L. Rosenzweig also co-founded and served as Chairman of PeopleSupport, Inc. since its inception in 1998 and as Chief Executive Officer from 2002 through the company’s IPO in 2004 and subsequent sale in 2008. He also served as President of Aegis Business Development Group from 2008 to 2010. Mr. L. Rosenzweig co-founded other wireless, manufacturing and finance companies including UniSite, which was acquired by American Tower; Newcastle Group, which was acquired by Tyco, and 24/7 Card. Prior to 1993, Mr. L. Rosenzweig was a divisional Vice President at GE Capital, a Vice President in the investment banking group of Dean Witter (now Morgan Stanley), a Vice President of Capel Court Pacific and a Corporate Planning Manager of Jefferson Smurfit. Mr. L. Rosenzweig received a B.S. in Industrial Engineering from Northwestern University and an M.B.A. from Northwestern University Kellogg School of Management.

In connection with his appointment as President and Global Chief Executive Officer, Mr. L. Rosenzweig entered into a letter agreement that provides an annual base salary of $600,000, a target annual bonus opportunity of 100% of his base salary, and eligibility to participate in the Company’s employee benefit plans on generally the same terms as the Company’s other executives. As an inducement to join the Company, he will also be granted an option to purchase 584,000 shares of the Company’s common stock (vesting in quarterly installments over a period of three years). In general, if Mr. L. Rosenzweig’s employment is terminated by the Company without cause or by him for good reason (as such terms are defined in the letter agreement), he would be entitled to 6 months’ base salary, 50% of the target bonus for the year in which the qualifying termination occurs and reimbursement by the Company of his COBRA premiums for up to 6 months. The Company has the right but not the obligation to extend such payments for up to an additional 12 months, in two 6-month periods, in exchange for continued enforcement of certain restrictive covenants post-termination (with the 50% target bonus substituted for a pro-rated bonus based on actual results). Upon any termination of employment, Mr. L. Rosenzweig will forfeit all unvested stock option awards except if Mr. L. Rosenzweig’s employment is terminated by the Company without cause or by him for good reason within 90 days before, or within 12 months after, a change in control of the Company, all outstanding and unvested options shall immediately vest in full on the later of the termination date or the date of the change in control. Mr. L. Rosenzweig’s employment with the Company is at-will, and his offer letter does not include any specified term.

The foregoing summary of the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the letter agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On July 20, 2018, in connection with the consummation of the Aegis Transactions, the Board appointed Mr. L. Rosenzweig, Aparup Sengupta, Sanjay Chakrabarty, Mukesh Sharda and Bharat Rao to serve on the Board. Mr. Sengupta was appointed to serve as Chairman of the Board. Following the appointment, there is one vacancy on the Board, which may be filled by the Aegis Stockholder pursuant to the Stockholders Agreement. Except for Mr. L. Rosenzweig, who will not receive any compensation for his service as a director, these individuals will receive compensation consistent with other non-employee directors of the Company; however, they will forego the prorated amount that they otherwise would receive for their service during the current fiscal quarter.

Mr. Sengupta, age 54, will serve as Chairman of the Board and will serve on the Board’s Compensation Committee as Chairman of the committee. Mr. Sengupta is the Operating Partner of Capital Square Partners (Management) Pte Ltd. (“CSP”) and is on the board of Aegis.   Previously, he was the Executive Chairman of The Minacs Group (“Minacs”), a business solutions company, from 2014. Prior to joining Minacs, Mr. Sengupta was the Global CEO and Managing Director at Aegis from 2005 to 2012.  Mr. Sengupta holds a Bachelor’s degree in Electrical Engineering from the Indian Institute of Engineering Science and Technology, formally known as the Bengal Engineering and Science University.

Mr. Chakrabarty, age 49, will serve on the Board’s Governance and Nominating Committee as Chairman of the committee. Mr. Chakrabarty is the Founder and Managing Partner of CSP and has been serving on the board of ESM Holdings Limited (“ESM”), since March 2018. In addition, he has been a director on the board of CSS Corp, since June 2013 and Indecomm Holdings, Inc. (d/b/a Indecomm Global Services) (“Indecomm”), a leading global provider of digital engineering and engagement solutions to clients in various industries, since January 2016. Mr. Chakrabarty was previously a board member of Minacs, prior to its sale to SYNNEX Corporation (NYSE: SNX). Prior to founding CSP, Mr. Chakrabarty served as the President and Venture Partner of Columbia Capital’s India and SE Asia investments from late 2007 to December 2012. Before his investment role, Mr. Chakrabarty was the Founder & CEO of MobiApps Holdings, a technology company that built products and services based on a patent protected radio frequency semiconductor for satellite communications. Mr. Chakrabarty holds a dual B.S. degree in Computer Engineering and Mathematics from Pennsylvania State University at Slippery Rock and an M.B.A. from Carnegie Mellon University.

Mr. Rao, age 53, is the Managing Partner of CSP and has been serving on the board of ESM, since March 2018, and Indecomm, since December 2016. Prior to joining CSP, he was a Managing Director with the investment banking arm of Credit Suisse in Asia from November 2012 to June 2016. Prior to joining Credit Suisse Mr. Rao was a Managing Director and managed client relationships, origination and financial sponsors group for ING Bank in South East Asia from August 2010 to November 2012. Before transitioning to investment banking, Mr. Rao served as the Country Manager for Indonesia at Actis Capital Partners, a leading emerging market focused growth and buyout fund, and was responsible for financial services investments in South East Asia from August 2006 to March 2009. Prior to this role in private equity, Mr. Rao was a Partner with the Australasian practice of PricewaterhouseCoopers, and focused on providing transactions advisory services from February 1999 to July 2006. Mr. Rao holds a Bachelor’s degree with honors in Electrical Engineering from the Indian Institute of Technology and an M.B.A. from the Indian Institute of Management.

Mr. Sharda, age 47, will serve on the Board’s Compensation Committee and Governance and Nominating Committee. Mr. Sharda is the Founder and Managing Partner of CSP and is currently on the Board of Aegis and Indecomm. Prior to co-founding CSP, Mr. Sharda was the Executive Director and Country Head for Avenue Capital Group from 2005 through 2012, an investment manager with billions of assets under management and dedicated funds raised to invest in Asia. Mr. Sharda covered investments in South East Asia and India. Prior to joining Avenue Capital Group, Mr. Sharda worked in investment banking (Structured Finance and M&A) from 1997 through 2004 in Singapore and Hong Kong at Deutsche Bank. Mr. Sharda also previously served on the board of directors at National Citizen Bank in Vietnam. Mr. Sharda is a Chartered Accountant from the Institute of Chartered Accountants in India, and holds a Bachelor of Commerce degree from Gujarat University, India.

Following these appointments, the Compensation Committee of the Board will be comprised of Mr. Robert Sheft, Mr. Sharda, and Mr. Sengupta as Chairman, the Audit Committee of the Board will be comprised of Mr. Sheft, Dr. Ed Zschau and Mr. Benjamin Rosenzweig as Chairman, and the Governance and Nominating Committee of the Board will be comprised of Mr. B. Rosenzweig, Mr. Sharda, and Mr. Chakrabarty as Chairman.

There are no family relationships between any of Mr. L. Rosenzweig, Mr. Sengupta, Mr. Chakrabarty, Mr. Sharda or Mr. Rao and any director, executive officer, or any person nominated or chosen by us to become a director or executive officer. None of Mr. Mr. L. Rosenzweig, Mr. Sengupta, Mr. Chakrabarty, Mr. Sharda or Mr. Rao is a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 19, 2018, following the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), the Company filed a Certificate of Amendment (the “Charter Amendment”) to its Restated Certificate of Incorporation with the Secretary of State for the State of Delaware. The Charter Amendment increased the number of authorized shares of common stock from 32,000,000 to 60,000,000 shares and renounced the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors. The Charter Amendment became effective on July 19, 2018.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 19, 2018 the Company held the Annual Meeting, at which the Company’s stockholders voted on the following proposals:

1.	Approve the issuance of shares of the Company’s common stock, par value $0.01 per share, pursuant to the terms of the Transaction Agreement, (the “Aegis Issuance Proposal”);

2.
Approve the issuance by the Company of shares of common stock representing 20% or more of the Company’s issued and outstanding common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings, LLC, a subsidiary of Amazon.com, Inc. as described in the accompanying proxy statement (the “Amazon Issuance Proposal”);

3.	Amend the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 32,000,000 to 60,000,000 (the “Authorized Shares Proposal”);

4.
Amend the Company’s Certificate of Incorporation to renounce the Company’s expectation of corporate opportunity with respect to certain of the Company’s directors (the “Corporate Opportunity Proposal”);

5.
Hold a non-binding, advisory vote to approve the compensation that will or may become payable to our named executive officers in connection with the Aegis Transactions (the “Transaction-Related Compensation Proposal”);

6.
Elect five directors to hold office for a term of one year until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until such director’s earlier death, resignation, disqualification or removal (the “Director Election Proposal”);

7.	Hold a non-binding advisory vote to approve the compensation of our named executive officers (the “Advisory Compensation Proposal”);

8.	Ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ending December 31, 2018 (the “Accountant Ratification Proposal”);

9.
Approve a proposal to adjourn the Annual Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of Annual Meeting to adopt either the Aegis Issuance Proposal or the Authorized Shares Proposal (the “Adjournment Proposal”).

The voting results are reported below.

The Aegis Issuance Proposal, the Amazon Issuance Proposal, the Authorized Shares Proposal, the Corporate Opportunity Proposal and the Transaction-Related Compensation Proposal were approved by the Company’s stockholders.

Proposal	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Proposal 1 - Aegis Issuance Proposal	12,917,287	30,154	14,871	2,645,124
Proposal 2 - Amazon Issuance Proposal	12,930,902	29,445	1,965	2,645,124
Proposal 3 - Authorized Shares Proposal	12,929,635	28,337	4,340	2,645,124
Proposal 4 - Corporate Opportunity Proposal	9,685,499	3,265,319	11,494	2,645,124
Proposal 5 - Transaction-Related Compensation Proposal	12,716,827	153,592	91,893	2,645,124

Proposal 6 - Director Election Proposal. All directors nominated by the Board were elected to the Board to hold office for a term of one year until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Chad Carlson	12,798,386	161,205	2,721	2,645,124
Jack D. Plating	12,790,202	169,050	3,060	2,645,124
Benjamin L. Rosenzweig	12,768,158	191,345	2,809	2,645,124
Robert Sheft	12,538,104	420,912	3,296	2,645,124
Dr. Ed Zschau	12,760,496	198,941	2,875	2,645,124

The Advisory Compensation Proposal, the Accountant Ratification Proposal and the Adjournment Proposal were approved by the Company’s stockholders.

Proposal	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Proposal 7 - Advisory Compensation Proposal	12,743,981	129,474	88,857	2,645,124
Proposal 8 - Accountant Ratification Proposal	15,588,933	16,212	2,291
Proposal 9 - Adjournment Proposal	11,915,100	1,032,546	14,666	2,645,124

Item 8.01. Other Events.

Press Release

On July 20, 2018, the Company issued a press release announcing the consummation of the Aegis Transactions.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information contained on the website referenced in the press release is not incorporated herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

2.1	Stockholders Agreement dated as of July 20, 2018, by and between StarTek, Inc. and CSP Alpha Holdings Parent Pte Ltd
2.2
Transaction Agreement dated as of March 14, 2018 by and among StarTek, Inc., CSP Alpha Midco Pte Ltd and CSP Alpha Holdings Parent Pte Ltd (incorporated by reference to the Current Report on Form 8-K of the Company dated March 15, 2018 (File No. 001-12793))

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of StarTek, Inc.
10.1	Amendment to Amended and Restated Employment Agreement of Chad A. Carlson, dated July 20, 2018
10.2	Letter Agreement, dated July 19, 2018, by and between Lance Rosenzweig and CSP Alpha Midco Pte Ltd
99.1	Press Release dated July 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

July 20, 2018	By:	/s/ Don Norsworthy
Don Norsworthy Senior Vice President, Chief Financial Officer and Treasurer